UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2024 Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives. On May 17, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Graham Corporation (the “Company”) renewed and amended its Annual Long-Term Incentive Award Plan for Senior Executives (the “LTI Bonus Program”) for the fiscal year ending March 31, 2024 (“Fiscal 2024”) and approved grants of time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”) thereunder in the amounts set forth below to the Company’s named executive officers. All grants were made under the 2020 Graham Corporation Equity Incentive Plan (the “Plan”).

The RSUs granted to the Company’s named executive officers vest one-third on each of the first three anniversaries of the date of grant subject to continued employment through the vesting date.

Awards of PSUs vest based upon the Company’s three-year cumulative EBITDA metric (the “3-Year Cumulative EBITDA Metric”) with linear interpolation applied between points and no payout if the results are below threshold.

The number of shares of RSUs and PSUs awarded to the Company’s named executive officers under the LTI Bonus Program were determined using a Long-Term Incentive Percentage (the “L-T Percentage”) for each such officer. On May 17, 2023, the Compensation Committee set the L-T Percentage for each of the Company’s named executive officers as follows: Daniel J. Thoren – 100%; Christopher J. Thome – 50%; and Matthew Malone – 50%. The number of RSUs awarded was determined by multiplying 50% of each named executive officer’s base salary in effect on the date of grant by such officer’s L-T Percentage, and then dividing the product by the closing price of the Company’s common stock on the NYSE on the date of grant. The number of PSUs was determined by multiplying 50% of each named executive officer’s base salary in effect on the date of grant by such officer’s L-T Percentage, and then dividing the product by the closing price of the Company’s common stock on the NYSE on the date of grant.

Named Executive Officer	Number of RSUs Granted	Number of PSUs Granted(1)
Daniel J. Thoren President and Chief Executive Officer	18,265	36,530
Christopher J. Thome Vice President – Finance, Chief Financial Officer and Chief Accounting Officer	7,123	14,246
Matthew Malone Vice President and General Manager – Barber-Nichols	7,123	14,246

(1)	Represents the maximum number of PSUs that may be earned if the maximum level of performance is achieved.

Fiscal 2024 Annual Executive Cash Bonus Program. On May 17, 2023, the Compensation Committee renewed and amended the Company’s Annual Executive Cash Bonus Program (the “Cash Bonus Program”) for Fiscal 2024. On May 17, 2023, the Compensation Committee set target bonus levels under the Cash Bonus Program for Fiscal 2024 at 100% attainment of both Company and personal objectives, as follows: Daniel J. Thoren – 100% of base salary; Christopher J. Thome – 50% of base salary; and Matthew Malone – 50% of base salary. Each named executive officer will be eligible to receive anywhere from 0% to 200% of his target bonus level depending on the attainment of such objectives. A summary of the performance goal weightings for the Company’s named executive officers for Fiscal 2024 is as follows:

Named Executive Officer	Adjusted Net Income/Operating Income(1)	Bookings(2)	Personal Goals
Daniel J. Thoren	50%	20%	30%
Christopher J. Thome	50%	20%	30%
Matthew Malone	50%	20%	30%

(1)	For Messrs. Thoren and Thome net income includes consolidated net income and for Mr. Malone net income includes consolidated net income (15%) and divisional operating income (35%).
(2)	For Messrs. Thoren and Thome bookings include consolidated bookings and for Mr. Malone bookings include consolidated bookings (6%) and divisional bookings (14%).

The foregoing descriptions of the LTI Bonus Program and the Cash Bonus Program in effect for Fiscal 2024 do not purport to be complete and are qualified in their entirety by the LTI Bonus Program and the Cash Bonus Program copies of which are attached to this Current Report on Form 8–K as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Graham Corporation Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives in effect for the fiscal year ending March 31, 2024.

99.2	Graham Corporation Annual Executive Cash Bonus Program in effect for Company’s named executive officers for the fiscal year ending March 31, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: May 23, 2023	By:	/s/ Christopher J. Thome
Christopher J. Thome
Vice President – Finance, Chief Financial Officer and Chief Accounting Officer